UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2022

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Woodward, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-8408	36-1984010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1081 Woodward Way

Fort Collins, Colorado 80524

(Address of Principal Executive Offices) (Zip Code)

(970) 482-5811

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001455	WWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2022, Thomas A. Gendron, Chairman, Chief Executive Officer and President of Woodward, Inc. (“Woodward”, or the “Company”), notified the Board of Directors of the Company (the “Board”) that he intends to retire from his role as Chairman of the Board, Chief Executive Officer and President effective May 9, 2022.

In connection with Mr. Gendron’s retirement, Mr. Charles ("Chip") Blankenship, Jr. has been appointed as Chief Executive Officer and President of the Company effective May 9, 2022. Mr. Blankenship has also been appointed to the Board and as Chairman effective May 9, 2022. He has been appointed to the class of directors who have been elected to hold office until Woodward’s 2023 annual meeting of stockholders (to be held in or about January 2024) and until his successor has been duly elected and qualified.

At the Board’s request, Mr. Gendron has committed to remain a director, officer and employee of the Company through July 11, 2022 in order to facilitate an effective transition, while allowing the executive management team to maintain its focus on executing the Company’s strategic priorities.

Mr. Blankenship, 55, is an accomplished business leader with extensive experience in the aerospace and industrial equipment markets. Mr. Blankenship’s prior leadership roles before joining Woodward include serving as the CEO of Arconic, an aerospace advanced alloys and components company, from January 2018 until February 2019. Prior to that, Mr. Blankenship had a 24-year career at General Electric (“GE”) where he held significant leadership roles in Aviation, Energy, and Appliances, including as CEO of GE Appliances, a Haier Company, from June 2016 until June 2017, President and CEO of GE Appliances from December 2011 until June 2016, Vice President and General Manager Commercial Aircraft Engines from July 2008 until December 2011, and General Manager Aero Energy (aero-derivative industrial turbines) prior to July 2008. He also served as Sr. Vice President of Haier Group from June 2016 until December 2017. Most recently, from August 2019 until January 2022, Mr. Blankenship served as the Montgomery Distinguished Professor of Practice at The University of Virginia’s School of Engineering and Applied Sciences. Mr. Blankenship holds a PhD in Material Science and Engineering from The University of Virginia and a bachelor’s degree from Virginia Polytechnic and State University.

On April 18, 2022, Mr. Blankenship accepted an offer letter from the Company (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Blankenship will receive an annual base salary of $1,100,000, and he will participate in the Company’s annual short-term incentive compensation plan, with an annual incentive pay target of 115% of his base salary ($1,265,000), with any payouts pro-rated for 2022. Mr. Blankenship will also participate in the Company’s long-term incentive compensation plan (the “LTI”), which will be comprised of equity compensation and a cash component. Mr. Blankenship’s total annual target compensation under the LTI will be $4,800,000, of which the cash component will represent $462,000 (50% of his base salary on a risk adjusted basis) and the remainder will comprise equity awards with a delivered value of approximately $4,338,000. Subject to Board approval, his first annual equity grant under the LTI will be made on or about October 3, 2022 as part of the Company’s annual equity grant process. He will not receive or accrue any cash amounts under the LTI during the Company’s fiscal year 2022.

Additionally, pursuant to the Offer Letter, Mr. Blankenship will also receive sign-on incentives in the form of (i) a one-time $1,000,000 cash payment (which he would be obligated to reimburse if he voluntarily resigns from the Company within two years of his employment start date), (ii) a one-time grant of restricted stock units ("RSUs") effective on his employment start date with a delivered value of $3,400,000, all of which is scheduled to vest on the third anniversary of the grant date subject to his continued employment, and (iii) a non-qualified stock option grant with a targeted delivered value of $2,200,000, the exercise price of which will be equal to the closing price of the Company’s stock on the Nasdaq Stock Market on the date of grant and which is scheduled to vest over four years at a rate of 25% per year subject to his continued employment. Mr. Blankenship will also be eligible to participate in the Company’s benefits programs applicable to similarly situated employees. Further, Mr. Blankenship will enter into a change of control agreement substantially in the form and on the terms entered into by the Company’s other officers and filed with the Securities and Exchange Commission. In order to accommodate a transition period for Mr. Blankenship and his family, the Company will also (i) provide for Mr. Blankenship’s commute between his current state of residence and Fort Collins, Colorado for up to 12 months, and (ii) afford Mr. Blankenship the opportunity to live in a fully furnished condominium in downtown Fort Collins, Colorado for a period of up to 12 months. Mr. Blankenship will not receive any compensation for his role as a director of the Company.

There is no arrangement or understanding between Mr. Blankenship and any other persons pursuant to which Mr. Blankenship was appointed as CEO or as a director. There are no family relationships between Mr. Blankenship and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release relating to these changes is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description

99.1	Press release issued by Woodward, Inc. dated April 21, 2022.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward, Inc.

Dated: April 21, 2022	By:	/s/ A. Christopher Fawzy
A. Christopher Fawzy
Corporate Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer